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                                                                    EXHIBIT 99.1

                                      BioSepra Inc.
                UNAUDITED AND PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                   for the period ended

(In thousands)

                                                                                 Pro forma
                                                  November 30,    Pro forma     November 30,
                                                     1997        Adjustments        1997
                                                  ------------   ------------   ------------
                      ASSETS
Current assets:
  Cash and cash equivalents                         $  2,543                      $  2,543
  Marketable securities                                   --                            --
  Restricted cash                                        147                           147
  Accounts receivable                                  1,839                         1,839
  Inventories                                          3,631                         3,631
  Prepaid and other current assets                       120                           120
                                                    --------                      --------

    Total current assets                               8,280                         8,280

Property and equipment, net                            1,813                         1,813
Goodwill, net                                          8,669                         8,669
Other assets                                             593                           593
                                                    --------                      --------
    Total assets                                    $ 19,355        $     0       $ 19,355
                                                    ========        =======       ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable, current portion of long-term debt
    and capital lease obligations                   $    704                      $    704
  Accounts payable                                       982                           982
  Related party payable                                  337                           337
  Accrued expense                                      1,636                         1,636
  Deferred contract revenue                            3,100        $(3,000)(1)        100
                                                    --------        -------       --------

    Total current liabilities                          6,759         (3,000)         3,759

Long-term debt and capital lease obligations, net
  of current portion                                     716                           716
                                                    --------                      --------

   Total liabilities                                   7,475         (3,000)         4,475


Stockholders' equity:
  Common stock                                            84                            84
  Additional paid-in capital                          40,510                        40,510
  Unearned compensation                                 (174)                         (174)
  Accumulated deficit                                (28,262)         3,000(1)     (25,262)
  Cumulative translation adjustment                     (278)                         (278)
                                                    --------                      --------

    Total stockholders' equity                        11,880          3,000         14,880
                                                    --------        -------       --------

    Total liabilities and stockholders' equity      $ 19,355        $     0       $ 19,355
                                                    ========        =======       ========

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(1)  Pro forma gives effect to the recognition by the Registrant of $3,000,000 of deferred contract revenue which has been treated as a liability of the Registrant through November 30, 1997. The Registrant intends to recognize the
$3,000,000 of deferred contract revenue in December 1997.